CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Victoria 1522 Fund, a series of shares of the Investment Managers Series Trust.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
September 30, 2008